POWER OF ATTORNEY

                  Each person whose signature appears below designates and appoints Brandon M. Dawson and Edwin J. Kawasaki, and either of them, such person's true and lawful attorneys-in-fact and agents, to sign the annual report on Form 10-KSB of HealthCare Capital Corp., an Alberta, Canada, corporation, for the fiscal year ended July 31, 1997, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done.

                  IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 15th day of October, 1997.

         Signature                                  Title
         ---------                                  -----


/s/ Brandon M. Dawson                  President and Chief Executive Officer and
Brandon M. Dawson                      Director (Principal Executive Officer)


/s/ Edwin J. Kawasaki                  Vice President-Finance
Edwin J. Kawasaki                      (Principal Financial and Accounting
                                       Officer)


/s/ Gregory J. Frazer, Ph.D.           Vice President-Business Development and
Gregory J. Frazer, Ph.D.               Director


/s/ Douglas F. Good                    Chairman of the Board and Director
Douglas F. Good


/s/ William DeJong                     Secretary and Director
William DeJong


/s/ Gene K. Balzer, Ph.D.              Director
Gene K. Balzer, Ph.D.


/s/ Hugh T. Hornibrook                 Director
Hugh T. Hornibrook